(PAGE NUMBERS REFER TO PAPER DOCUMENT ONLY)

EXHIBIT 10.51

                  THIRD AMENDMENT AGREEMENT
                       Finite #195-020
                     Vendor #000-404-285

     THIS THIRD AMENDMENT AGREEMENT is made and entered into on June 5, 2002, by and between SEARS, ROEBUCK AND CO., a New York corporation (hereinafter called "Sears"), and CONSUMER PROGRAMS INCORPORATED, a Missouri corporation (hereinafter referred to as "Licensee").

     REFERENCE is made to the License Agreement (On Premise) made and entered into as of January 1, 1999 ("License
Agreement") by and between Sears and Licensee for the sale of products and services ("Licensed Business") at certain retail stores of Sears.

     WHEREAS, the parties desire to amend the License
Agreement to change most locations from using Licensee's POS system to using a point of sale system provided by Sears;

    NOW, THEREFORE, Sears and Licensee agree as follows:

     1. For the Designated Sears Store locations that do not convert from Licensee's POS to the Sears POS Terminal, the original provisions of Section 8.2 continue in force and effect. Upon the completion of the transition from Licensee's POS to the Sears POS Terminal at each Designated Sears Store mutually agreed upon between the parties,
Section 8.2 of the License Agreement is hereby deleted in its entirety and replaced with the following:

               8.2  POS Terminal.

          At its expense, Sears shall furnish a point of sale terminal ("POS Terminal") for use in the Licensed
     Business. Such POS Terminal shall be of a size and design satisfactory to Sears, in its sole discretion, and shall at all times be and remain the property of Sears. Such POS Terminal shall be comparable to those used by Sears in its own merchandise departments and shall have the capability of processing a Sears Card
     (as defined in Section 9.2) and any other credit cards
     Sears may accept from time to time. Licensee shall immediately return such POS Terminal to Sears upon demand. Sears shall have the right to take possession of the POS Terminal at any time without giving prior notice to Licensee.



     2. For the Designated Sears Store locations that do not convert from Licensee's POS to the Sears POS Terminal, the original provisions of Section 8.3 continue in force and effect. Upon the completion of the transition from Licensee's POS to the Sears POS Terminal at each Designated Sears Store mutually agreed upon between the parties,
Section 8.3 of the License Agreement is hereby deleted in its entirety and replaced with the following:

               8.3  Sears Card.

          Licensee agrees to accept and process Sears Card payments from customers at the POS Terminal, and upon written approval from Sears Licensing

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     Manager, Licensee will be authorized to open Sears Card
     instant credit accounts ("Rapid Credit") for customers.

     3. For the Designated Sears Store locations that do not convert from Licensee's POS to the Sears POS Terminal, the original provisions of Section 9.1 continue in force and effect. Upon the completion of the transition from Licensee's POS to the Sears POS Terminal at each Designated Sears Store mutually agreed upon between the parties,
Section 9.1 of the License Agreement is hereby deleted in its entirety and replaced with the following:

               9.1  Checks.

          All checks that Licensee accepts from customers shall be made payable to "Sears" or "Sears, Roebuck and Co.". Licensee shall make certain that all checks are filled out correctly and are processed and approved through the POS Terminal in accordance with Sears policies and procedures in effect from time to time. Sears shall guarantee the acceptance of all checks that are processed and approved through the POS Terminal. Licensee shall reimburse Sears for the face value any check accepted by Licensee which is not processed and approved through the POS Terminal and is not paid upon presentment ("Dishonored Check"). Dishonored Checks shall not be returned to Licensee, and Licensee shall not be permitted to collect or initiate collection proceedings on such Dishonored Checks or to recover any merchandise purchased with a Dishonored Check. Sears is entitled to any Sears Fee which may be lost as a result of Licensee's failure to properly process and receive approval for checks. A check on which a Licensed Business customer stops payment due to a customer satisfaction issue shall not be deemed a Dishonored Check for purposes of this Section, and Licensee shall reimburse Sears for the face amount of such checks, but Licensee shall resolve the customer satisfaction issues in accordance with Section 5.9 above, and Licensee may collect any amounts due from the customer through any method of payment otherwise authorized under this Agreement.

     4. For the Designated Sears Store locations that do not convert from Licensee's POS to the Sears POS Terminal, the original provisions of Section 9.2 continue in force and effect. Upon the completion of the transition from Licensee's POS to the Sears POS Terminal at each Designated Sears Store mutually agreed upon between the parties,
Section 9.2 of the License Agreement is hereby deleted in its entirety and replaced with the following:

          9.2  Credit Sales.

          Subject to the terms and conditions outlined in
     Schedule 9.2 (the "Credit Card Conditions"), Licensee shall accept the SearsCardr, Sears Premier Cardr,
     SearsCharge PlusSM, and, unless covered by a separate merchant agreement, the Sears MasterCardr, the Preferred MasterCardr by Sears and The Great Indoorsr
     Gold MasterCardr (each a "Sears Card") issued by Sears
     National Bank for payment for goods and services authorized to be sold by Licensee under this Agreement
     ("Authorized Services"). Licensee shall also accept such other credit cards as Sears may designate from time to time ("Third Party Credit Cards"), subject to the terms and conditions

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     outlined in Schedule 9.2 unless covered by a separate
     merchant agreement. The Sears Card and the Third Party Credit Cards are referred to collectively herein as the "Credit Cards". Licensee shall not attempt to suppress or discourage use of any Credit Card by any person whose name is on the Credit Card or any other authorized user of such Credit Card (collectively, the "Cardholder"). Licensee shall accept the Credit Cards at all Licensed Business locations in the United States for the purchase of Authorized Services, provided that the Credit Card transactions resulting from acceptance of each Credit Card must be in United States dollars. All Credit Card transactions shall be submitted to Sears for settlement with the issuing bank ("Issuer"). Each Issuer shall process such transactions as if Sears had engaged in such transactions itself. Subject to all of the terms and conditions of this Agreement, including Sears rights under Section 9.8, Sears shall pay all sums due Licensee on each sale of Authorized Services made by Licensee to a Cardholder that is charged to a Credit Card account (a "Credit Card Sale"). Payment or settlement by the Issuer with Sears for each Credit Card Sale shall be deemed to be settlement by the Issuer with Licensee, and the Issuer shall have no further obligation with respect to Licensee, whose sole recourse shall be to Sears. All losses sustained by Sears as a result of nonpayment on a Credit Card account shall be borne by Sears, provided that Licensee is not responsible for the non-payment and has complied with the Credit Card Conditions. Except for non-payment of a Credit Card account, Sears shall have no liability whatsoever to Licensee for Sears' failure to properly accept or reject a customer's charge.

          Licensee may not distribute or solicit any customer applications or referrals for any Third Party Credit Cards in or through the Licensed Business.
     Other than Credit Cards, Licensee shall not accept payment from customers under any other credit or financing plan without the prior written consent of the Licensing Manager.

     5. For the Designated Sears Store locations that do not convert from Licensee's POS to the Sears POS Terminal, the original provisions of Section 9.3 continue in force and effect. Upon the completion of the transition from Licensee's POS to the Sears POS Terminal at each Designated Sears Store mutually agreed upon between the parties,
Section 9.3 of the License Agreement is hereby deleted in its entirety and replaced with the following:

          9.3  Sales Receipts.

          At the close of each business day, Licensee shall submit an accounting of the Gross Sales and the returns, allowances and customer adjustments made during such day by Licensee to the Designated Sears
     Store office, together with the gross amount, in cash, of all cash sales, and all credit sales documents for transactions completed that day. Sears may retain out of such receipts the proper amount of the Sears Fees payable under this Agreement together with any other sums due Sears from Licensee. Any remaining balance shall be payable to Licensee at the regular settlement described in Section 9.4.

     6. For the Designated Sears Store locations that do not convert from Licensee's POS to the Sears POS Terminal, the original provisions of Section 9.4 continue in force and effect. Upon the completion of the transition from Licensee's POS to the Sears POS Terminal at each


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Designated Sears Store mutually agreed upon between the
parties, Section    9.4 of the License Agreement is hereby
deleted in its entirety and replaced with the following:

          9.4  Settlement.

          A settlement between the parties shall be made at the end of each Sears fiscal month for all Licensed Business transactions during such period, in accordance with Sears customary accounting procedures. Advances against the settlement shall be made in accordance with Sears customary accounting procedures. Such advances shall be deducted and reconciled in the next regular settlement.

          Licensee shall reimburse Sears at each settlement for any outstanding sums and all invoiced expenses, including any advertising expense, that were incurred by Sears at Licensee's request, and are outstanding at the time of such settlement. Sears shall have the right to retain out of Licensee's sales receipts the amount of such sums and expenses with interest, if any, due Sears. Interest shall be at the rate of prime (as published in the Wall Street Journal at the time of the settlement) plus two percent (2%)

     7. Upon the completion of the transition from Licensee's POS to the Sears POS Terminal at each Designated
Sears Store mutually agreed upon between the parties,
Schedule 9.2 attached hereto and incorporated herein shall be applicable.

     Except as expressly modified by this Amendment, all other provisions of the License Agreement shall remain in full force and effect. To the extent that the terms of this Amendment are inconsistent with any of the terms of the License Agreement, the terms of this Amendment shall supersede and govern.


















     IN WITNESS WHEREOF, Sears and Licensee have signed this
Amendment as of the date set forth above by their duly authorized officers or agents.

                        SEARS, ROEBUCK AND CO.

                        By:  /s/ John T. Pigott
                             ---------------------------
                             John T. Pigott
                             Vice President and General
                              Manager Licensed Businesses

                        CONSUMER PROGRAMS CORPORATED

                        By:  /s/ Jack Krings
                             ---------------------------
                             Jack Krings
                             Vice President
































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